As filed with the Securities and Exchange Commission on January 18, 2011
File No. 001-34910

UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

Form 10

GENERAL FORM FOR REGISTRATION OF SECURITIES
PURSUANT TO SECTION 12(b) OR 12(g) OF
THE SECURITIES EXCHANGE ACT OF 1934
(Amendment No. 4)

Huntington Ingalls Industries, Inc.
(Exact name of registrant as specified in its charter)

Delaware	90-0607005
(State or other jurisdiction of	(I.R.S. Employer
incorporation or organization)	Identification No.)
4101 Washington Avenue
Newport News, Virginia	23607
(Address of Principal Executive Offices)	(Zip Code)
Registrant’s telephone number, including area code:
(757) 380-2000

Securities to be registered pursuant to Section 12(b) of the Act:

Name of Each Exchange on Which
Title of Each Class to be so Registered	Each Class is to be Registered
Common stock, par value $1.00 per share	The New York Stock Exchange, Inc.
Securities to be registered pursuant to Section 12(g) of the Act:
None.

     Indicate by check mark whether the registrant is a large accelerated filer, an accelerated filer, a non-accelerated filer, or a smaller reporting company. See the definitions of “large accelerated filer,” “accelerated filer,” and “smaller reporting company” in Rule 12b-2 of the Securities Exchange Act of 1934, as amended. (Check one):

Large accelerated filer ☐	Accelerated filer ☐	Non-accelerated filer ☑	Smaller reporting company ☐
(Do not check if a smaller reporting company)

Item 1. Business
Item 1A. Risk Factors
Item 2. Financial Information
Item 3. Properties
Item 4. Security Ownership of Certain Beneficial Owners and Management
Item 5. Directors and Executive Officers
Item 6. Executive Compensation
Item 7. Certain Relationships and Related Transactions, and Director Independence
Item 8. Legal Proceedings
Item 9. Market Price of and Dividends on the Registrant’s Common Equity and Related Stockholder Matters
Item 10. Recent Sales of Unregistered Securities
Item 11. Description of Registrant’s Securities to be Registered
Item 12. Indemnification of Directors and Officers
Item 13. Financial Statements and Supplementary Data
Item 14. Changes in and Disagreements with Accountants on Accounting and Financial Disclosure
Item 15. Financial Statements and Exhibits
SIGNATURES
EX-2.1
EX-10.1
EX-10.2
EX-10.3
EX-10.4
EX-10.5
EX-10.13
EX-10.14
EX-10.15
EX-10.16
EX-10.17
EX-10.18
EX-10.19
EX-10.20
EX-10.21
EX-10.22
EX-10.23
EX-10.24
EX-10.25
EX-10.26
EX-99.1

Explanatory Note
This Amendment No. 4 to Form 10 is being filed solely to add pages F-51 through F-55 in the Information Statement filed with the Securities and Exchange Commission on January 18, 2011, which were not previously received with Amendment No. 3 to Form 10 due to a transmission error. To facilitate review, this Amendment No. 4 includes all exhibits that were previously filed with Amendment No. 3.
INFORMATION REQUIRED IN REGISTRATION STATEMENT
CROSS-REFERENCE SHEET BETWEEN INFORMATION STATEMENT AND ITEMS OF FORM 10
Item 1. Business
     The information required by this item is contained under the sections “Summary,” “Risk Factors,” “Management’s Discussion and Analysis of Financial Condition and Results of Operations,” “Business” and “Certain Relationships and Related Party Transactions” of the Information Statement. Those sections are incorporated herein by reference.
Item 1A. Risk Factors
     The information required by this item is contained under the section “Risk Factors” of the Information Statement. That section is incorporated herein by reference.
Item 2. Financial Information
     The information required by this item is contained under the sections “Summary,” “Description of Capital Stock,” “Selected Historical Consolidated Financial and Other Data,” “Unaudited Pro Forma Condensed Consolidated Financial Statements” and “Management’s Discussion and Analysis of Financial Condition and Results of Operations” of the Information Statement. Those sections are incorporated herein by reference.
Item 3. Properties
     The information required by this item is contained under the section “Business—Properties” of the Information Statement. That section is incorporated herein by reference.
Item 4. Security Ownership of Certain Beneficial Owners and Management
     The information required by this item is contained under the section “Security Ownership of Beneficial Owners and Management” of the Information Statement. That section is incorporated herein by reference.
Item 5. Directors and Executive Officers
     The information required by this item is contained under the section “Management” of the Information Statement. That section is incorporated herein by reference.
Item 6. Executive Compensation
     The information required by this item is contained under the section “Executive Compensation” of the Information Statement. That section is incorporated herein by reference.
Item 7. Certain Relationships and Related Transactions, and Director Independence
     The information required by this item is contained under the sections “Management,” “Executive Compensation” and “Certain Relationships and Related Party Transactions” of the Information Statement. Those sections are incorporated herein by reference.
Item 8. Legal Proceedings
     The information required by this item is contained under the section “Business—Legal Proceedings” of the Information Statement. That section is incorporated herein by reference.
Item 9. Market Price of and Dividends on the Registrant’s Common Equity and Related Stockholder Matters
     The information required by this item is contained under the sections “Risk Factors,” “The Spin-Off,” “Dividends,” “Executive Compensation” and “Description of Capital Stock” of the Information Statement. Those sections are incorporated herein by reference.
Item 10. Recent Sales of Unregistered Securities
     None.

Item 11. Description of Registrant’s Securities to be Registered
     The information required by this item is contained under the section “Description of Capital Stock” of the Information Statement. That section is incorporated herein by reference.
Item 12. Indemnification of Directors and Officers
     The information required by this item is contained under the section “Description of Capital Stock—Liability and Indemnification of Directors and Officers” of the Information Statement. That section is incorporated herein by reference.
Item 13. Financial Statements and Supplementary Data
     The information required by this item is contained under the sections “Description of Capital Stock,” “Selected Historical Consolidated Financial and Other Data,” “Unaudited Pro Forma Condensed Consolidated Financial Statements,” “Management’s Discussion and Analysis of Financial Condition and Results of Operations” and “Index to Financial Statements” of the Information Statement. Those sections are incorporated herein by reference.
Item 14. Changes in and Disagreements with Accountants on Accounting and Financial Disclosure
     None.
Item 15. Financial Statements and Exhibits
     (a) Financial Statements
     The information required by this item is contained under the section “Index to Financial Statements” beginning on page F-1 of the Information Statement. That section is incorporated herein by reference.
     (b) Exhibits
     The following documents are filed as exhibits hereto:

Exhibit No.	Description
2.1	Form of Separation and Distribution Agreement among Huntington Ingalls Industries, Inc., Northrop Grumman Corporation, New P, Inc., Northrop Grumman Shipbuilding, Inc. and Northrop Grumman Systems Corporation.

3.1	Form of Restated Certificate of Incorporation of Huntington Ingalls Industries, Inc.*

3.2	Form of Restated Bylaws of Huntington Ingalls Industries, Inc.*

4.1	Form of certificate representing shares of common stock, par value $1.00 per share, of Huntington Ingalls Industries, Inc.*

10.1	Form of Employee Matters Agreement among Northrop Grumman Corporation, New P, Inc. and Huntington Ingalls Industries, Inc.

10.2	Form of Insurance Matters Agreement among Northrop Grumman Corporation, New P, Inc. and Huntington Ingalls Industries, Inc.

10.3	Form of Intellectual Property License Agreement between Northrop Grumman Systems Corporation and Northrop Grumman Shipbuilding, Inc.

10.4	Form of Tax Matters Agreement between New P, Inc. and Huntington Ingalls Industries, Inc.

10.5	Form of Transition Services Agreement between New P, Inc. and Huntington Ingalls Industries, Inc.

10.6	Loan Agreement dated as of May 1, 1999 between Ingalls Shipbuilding, Inc. and the Mississippi Business Finance Corporation relating to the Economic Revenue Development Bonds (Ingalls Shipbuilding, Inc. Project) Taxable Series 1999A due 2024.†

10.7	Indenture of Trust dated as of May 1, 1999 between the Mississippi Business Finance Corporation and the First National Bank of Chicago, as Trustee, relating to the Economic Revenue Development Bonds (Ingalls Shipbuilding, Inc. Project) Taxable Series 1999A due 2024.†

10.8	Loan Agreement dated as of December 1, 2006 between Northrop Grumman Ship Systems, Inc. and the Mississippi Business Finance Corporation relating to the Gulf Opportunity Zone Industrial Development Revenue Bonds (Northrop Grumman Ship Systems, Inc. Project), Series 2006 due 2028.†

10.9	Trust Indenture dated as of December 1, 2006 between the Mississippi Business Finance Corporation and The Bank of New York Trust Company, N.A., as Trustee, relating to the Gulf Opportunity Zone Industrial Development Revenue Bonds (Northrop Grumman Ship Systems, Inc.

Exhibit No.	Description
Project), Series 2006 due 2028.†

10.10	Guaranty Agreement dated as of May 1, 1999 between Litton Industries, Inc. and The First National Bank of Chicago, as Trustee. ††

10.11	Assumption of Guaranty of Litton Industries, Inc. dated as of January 1, 2003 by Northrop Grumman Systems Corporation. ††

10.12	Guaranty Agreement dated as of December 1, 2006 between Northrop Grumman Corporation and The Bank of New York Trust Company, N.A., as Trustee. ††

10.13	Performance and Indemnity Agreement dated as of , 20 between Huntington Ingalls Industries, Inc. and Northrop Grumman Corporation.

10.14	Performance and Indemnity Agreement dated as of , 20 between Huntington Ingalls Industries, Inc. and Northrop Grumman Corporation.

10.15	Ingalls Guaranty Performance, Indemnity and Termination Agreement dated as of , 20 among Huntington Ingalls Industries, Inc., Northrop Grumman Systems Corporation and Northrop Grumman Shipbuilding, Inc.

10.16	Huntington Ingalls Industries Supplemental Plan 2.

10.17	Huntington Ingalls Industries ERISA Supplemental Plan.

10.18	Severance Plan for Elected and Appointed Officers of Huntington Ingalls Industries.

10.19	Huntington Ingalls Industries Deferred Compensation Plan.

10.20	Huntington Ingalls Industries Savings Excess Plan.

10.21	Huntington Ingalls Industries Officers Retirement Account Contribution Plan.

10.22	HII Newport News Shipbuilding Inc. Retirement Benefit Restoration Plan.

10.23	Huntington Ingalls Industries Electronic Systems Executive Pension Plan.

10.24	Huntington Ingalls Industries, Inc. Special Officer Retiree Medical Plan.

10.25	Huntington Ingalls Industries, Inc. 2011 Long-Term Incentive Stock Plan.

10.26	The 2011 Incentive Compensation Plan of Huntington Ingalls Industries, Inc.

21.1	Subsidiaries of Huntington Ingalls Industries, Inc.†

99.1	Information Statement.

*	To be filed by amendment.

†	Previously filed on November 24, 2010.

††	Previously filed on December 21, 2010.

SIGNATURES
     Pursuant to the requirements of Section 12 of the Securities Exchange Act of 1934, the registrant has duly caused this registration statement to be signed on its behalf by the undersigned, thereunto duly authorized.

HUNTINGTON INGALLS INDUSTRIES, INC.
By:	/s/ C. Michael Petters
President and Chief Executive Officer

Date: January 18, 2011

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